UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 21, 2021

Ecomax, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21613	13-3865026
(State	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Wall Street, 28th Floor, New York, NY 10005

(Address of principal executive offices) (Zip code)

(323) 552-9867

(Registrant’s telephone number, including area code)

Ecomat, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2021, the Board of Directors (the “Board”) of Ecomax, Inc. (formerly known as Ecomat, Inc., the “Company”), adopted resolutions by unanimous written consent approving 1) a reverse split of the Company’s common stock at a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding common stock shall be combined into one share of issued and outstanding common stock (the “Reverse Stock Split”); 2) an increase in the number of the authorized capital stock from 75,000,000 to 500,000,000, with the par value remaining at $0.0001 per share, which authorized capital stock would consist of 450,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, after the increase (the “Increase of Authorized Stock”); 3) a change of the Company’s name and ticker from “Ecomat, Inc.” and “ECMT” to “Ecomax, Inc.” and “ECMX,” respectively, subject to availability of such name and ticker (the “Change of Name,” together with the Reverse Stock Split and the Increase of Authorized Stock, the “Corporate Actions”); 4) amendments to its articles of incorporation to reflect the Corporate Actions (the “Amendments of Articles of Incorporation”); and 5) a proposal that such resolutions be submitted for a vote of the stockholders of the Company.

The actions taken by the Board with respect to the Corporate Actions and the Amendments of Articles of Incorporation were subsequently adopted by the written consent of the Company’s stockholder entitled to vote a majority of the shares of common stock then outstanding on March 18, 2021.

On April 13, 2021, the Company filed a Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission (the “SEC”) to disclose the Corporate Actions.

The Reverse Stock Split

On April 20, 2021, the Company filed a certificate of change (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effect the Reverse Stock Split.

On April 28, 2021, the Company filed an Issuer Notification Form with FINRA requesting confirmation of the Reverse Stock Split.

On May 20, 2021, the Financial Industry Regulatory Authority (“FINRA”) informed the Company that the Reverse Stock Split would become effective on May 21, 2021.

As a result of the Reverse Stock Split, every 10 shares of the Company’s issued and outstanding common stock were converted automatically into one share of common stock. No cash or fractional shares were issued in connection with the Reverse Stock Split, and instead the Company rounded up to the next whole share in lieu of issuing factional shares that would have been issued in the Reverse Stock Split.

A copy of the Certificate of Change is attached to this Current Report as Exhibit 3.1.

The Change of Name and Ticker

On April 21, 2021, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Change of Name.

On April 28, 2021, the Company filed an Issuer Notification Form with FINRA requesting confirmation of the Change of Name.

On May 20, 2021, FINRA informed the Company that the change of the Company’s name to “Ecomax, Inc.” would become effective on May 21, 2021. The new ticker symbol EMAX will not be effective for 20 business days. For a reverse split, a “D” will be appended as the 5th character for 20 business days including the effective date. After 20 business days the new symbol will be EMAX. Accordingly, our ticker symbol on OTC Markets will be ECMTD for 20 business days from May 21, 2021. In addition, the Company’s common stock has been assigned a new CUSIP number 27889C300.

The Change of Name does not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Change of Name, the stock certificates, which reflect the former name of the Company, will continue to be valid.

A copy of the Certificate of Amendment is attached to this Current Report as Exhibit 3. 2.

The Increase of Authorized Stock

On April 21, 2021, the Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Change of Name and the Increase of Authorized Stock.

A copy of the Certificate of Amendment is attached to this Current Report as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Change dated as of April 20, 2021
3.2	Certificate of Amendment dated as of April 21, 2021 and Nevada State Business License dated as of April 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021

	By:	/s/ Yu Yam, Anthony, CHAU
	Name:	Yu Yam, Anthony, CHAU
	Title:	Chief Executive Officer